CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the “Pre-Effective Amendment”) of Templeton Global Opportunities Trust and Templeton Growth Fund, Inc. of (1) our report dated February 20, 2018, relating to the financial statements and financial highlights, which appears in Templeton Global Opportunities Trust Annual Report on Form N-CSR for the year ended December 31, 2017, which is also incorporated by reference into the Pre-Effective Amendment and (2) our report dated October 17, 2017 relating to the financial statements and financial highlights, which appears in the Templeton Growth Fund, Inc. Annual Report on Form N-CSR for the year ended August 31, 2017, which is also incorporated by reference into the Pre-Effective Amendment. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Pre-Effective Amendment.

/s/PricewaterhouseCoopers LLP

San Francisco, California

May 18, 2018